SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                 June 1, 2001
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                      SPORTS ENTERTAINMENT ENTERPRISES, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                  0-17436               84-1034868
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number



            6730 Las Vegas Boulevard South, Las Vegas, Nevada  89119
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (702) 798-7777
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code









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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 1, 2001, All-American SportPark, Inc. ("AASP"), a majority owned subsidiary of Sports Entertainment Enterprises, Inc., completed a transaction pursuant to a Restructuring and Settlement Agreement with Urban Land of Nevada, Inc. (the "Landlord") to terminate the lease relating to AASP's All-American SportPark property in Las Vegas, Nevada, and to transfer all of the leasehold improvements and personal property located on the premises to the Landlord. This agreement provides that it is effective as of May 30, 2001, but the transaction was actually completed on June 1, 2001.

     As part of the agreement, the Landlord agreed to waive all liabilities of AASP to the Landlord with respect to the SportPark, and with the exception of a limited amount of unsecured trade payables, the Landlord agreed to assume responsibility of all other continuing and contingent liabilities related to the SportPark. The Landlord agreed to cancel all of AASP's back rent obligations for the Callaway Golf Center for periods through April 30, 2001. The Callaway Golf Center remains an operating business of AASP.

     In addition, all common stock of SPEN owned by AASP's Chairman, its President and a related entity that had been pledged to the Landlord pursuant to the original SportPark financing has been returned unencumbered.

     As part of the transaction, AASP agreed to issue the Landlord a 35 percent ownership interest in All-American Golf Center Inc. ("AAGC"), which is the subsidiary that owns and operates the Callaway Golf Center. In connection with the issuance of the 35% interest in AAGC to the Landlord, AASP, AAGC and the Landlord entered into a Stockholders Agreement which provides certain restrictions and rights on the AAGC shares to be issued to the Landlord. The Landlord will be permitted to designate a non-voting observer of meetings of AAGC's board of directors. In the event of an uncured default of the lease for the Callaway Golf Center, so long as it holds a 25% interest in AAGC the Landlord will have the right to select one director of AAGC. As to matters other than the election of Directors, the Landlord has agreed to vote its shares of AAGC as designated by AASP.

     Since December 31, 2000, the Company has accounted for the All-American SportPark business as discontinued operations pursuant to a formal plan to dispose of this property. As of December 31, 2000, AASP estimated that there would be no gain or loss on the disposition of the SportPark property. As of June 1, 2001 (the disposition date), it has been determined that a loss of approximately $160,000 will be recorded on the disposition of the SportPark property. This loss has arisen mainly because actual net income of the SportPark business since December 31, 2000 was less than what was estimated as of December 31, 2000.

     AASP and its subsidiaries' continuing operations consist of the 65% ownership and operation of the Callaway Golf Center, a premier golf practice facility located on 42 acres of Las Vegas "Strip" frontage. The Golf Center features a night-lit 9-hole par 3 golf course, 113 station two-tiered driving range, a full clubhouse featuring the Callaway Golf club fitting swing analyzer. The clubhouse also includes three tenants: the Saint Andrews Golf Shop with Callaway merchandise; the Giant Golf teaching academy; and the Bistro 10 restaurant and bar. The Company also operates a golf and tennis retail store located in Las Vegas at Rainbow Boulevard and Sahara Avenue.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 10.1   Restructuring and Settlement      Filed herewith
                        Agreement with Urban Land of      electronically
                        Nevada, Inc., et al.

         Exhibit 10.2   Stockholders Agreement with       Filed herewith
                        All-American Golf Center, Inc.    electronically
                        and Urban Land of Nevada, Inc.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   SPORTS ENTERTAINMENT ENTERPRISES, INC.



Dated: June 14, 2001               By:/s/ Kirk Hartle
                                      Kirk Hartle, Chief Financial Officer






























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